Exhibit 4.2

BERKSHIRE HATHAWAY INC.

OFFICERS’ CERTIFICATE

ESTABLISHING TERMS OF NOTES

January 31, 2012

The undersigned, Marc D. Hamburg and Robert P. Reeson, do hereby certify pursuant to the authority granted in the resolutions adopted by the Board of Directors of Berkshire Hathaway Inc. (the “Corporation”) on January 29, 2010, and pursuant to Section 3.01 of that certain Indenture, dated as of February 1, 2010, among the Corporation, Berkshire Hathaway Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”) that:

1. They are (i) the Senior Vice President and Chief Financial Officer and (ii) the Assistant Secretary, respectively, of the Corporation.

2. As such officers, they are authorized to execute and deliver this Officers’ Certificate on behalf of the Corporation.

3. Attached hereto as Annex A is a true and correct copy of a specimen note representing the Corporation’s 1.90% Senior Notes due 2017 (the “2017 Senior Notes”); and attached hereto as Annex B is a true and correct copy of a specimen note representing the Corporation’s 3.40% Senior Notes due 2022 (the “2022 Senior Notes”).

4. The 2017 Senior Notes and the 2022 Senior Notes are each a separate series of Securities under the Indenture and are referred to herein collectively as the “Notes.” The forms of Notes attached hereto as Annex A and Annex B are incorporated herein by reference.

5. The title of the 2017 Senior Notes shall be the “1.90% Senior Notes due 2017”; and the title of the 2022 Senior Notes shall be the “3.40% Senior Notes due 2022.” Each series of Notes will be the Corporation’s unsecured senior obligations, will rank pari passu in right of payment with all of the Corporation’s unsubordinated, unsecured indebtedness and will be Senior in right of payment to all of the Corporation’s subordinated indebtedness.

6. The 2017 Senior Notes shall be issued at the initial offering price of 99.995% of the principal amount; and the 2022 Senior Notes shall be issued at the initial offering price of 99.723% of the principal amount.

7. The Corporation will initially issue $1,100,000,000 aggregate principal amount of 2017 Senior Notes; and $600,000,000 aggregate principal amount of 2022 Senior Notes. The Corporation may issue additional 2017 Senior Notes and/or 2022 Senior Notes from time to time after the date hereof, and such Notes will be treated as part of the respective series of Notes for all purposes under the Indenture.

8. The principal amount of the 2017 Senior Notes will mature on January 31, 2017; and the principal amount of the 2022 Senior Notes will mature on January 31, 2022.

9. The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

10. Interest on the Notes will be computed on the basis of a 360 day year of twelve 30-day months.

11. The 2017 Senior Notes will bear interest from January 31, 2012 at the rate of 1.90% per annum, payable on each January 31 and July 31, commencing July 31, 2012, to the holders of record of the 2017 Senior Notes on the January 15 or July 15, as the case may be, immediately preceding such January 31 or July 31.

12. The 2022 Senior Notes will bear interest from January 31, 2012 at the rate of 3.40% per annum, payable on each January 31 and July 31, commencing July 31, 2012, to the holders of record of the 2022 Senior Notes on the January 15 or July 15, as the case may be, immediately preceding such January 31 or July 31.

13. Payment of the principal of and interest on the Notes will be made at the office or agency of the Corporation maintained for that purpose in the City of New York, New York (or, if the Corporation does not maintain such office or agency, at the corporate trust office of the Trustee in the City of New York or if the Trustee does not maintain an office in the City of New York, at the office of a Paying Agent in the City of New York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, that at the option of the Corporation payments of principal or interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

14. The Notes will initially be issued in the form of one or more Global Securities. The Depository Trust Company shall serve as the Depositary for such Global Securities.

15. The Notes shall be defeasible in whole or in part pursuant to the terms of the Indenture, including, without limitation, Section 13.02 and Section 13.03 of the Indenture.

16. The Notes are not redeemable.

All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

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IN WITNESS WHEREOF, this Officers’ Certificate has been executed by the undersigned as of date first written above.

/s/ Marc D. Hamburg
Name: Marc D. Hamburg
Title: Senior Vice President and Chief Financial Officer

/s/ Robert P. Reeson
Name: Robert P. Reeson
Title: Assistant Secretary

OFFICERS’ CERTIFICATE ESTABLISHING TERMS OF NOTES